Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

November 3, 2004

China Ventures Inc.

1118 Cathedral Place

925 West Georgia  Street

Vancouver BC V6C 3L2

U.S. Securities and Exchange Commission

Washington, D.C. 20549

Re:

China Ventures Inc. – Form 10-SB

Dear Ladies and Gentleman:

We hereby have reviewed the Form 10-SB, registration statement (the “Form 10-SB”) filed by China Ventures Inc. (the “Company”) with the Securities and Exchange Commission.  We consent to the use of our audit report dated April 5, 2004, except for note 19 dated June 10, 2004, included therein and to the reference to our firm in the registration statement on Form 10SB.

Vancouver, British Columbia, Canada

/s/ MacKay LLP

November 3, 2004

Chartered Accountants